EXHIBIT 99.1

Steelcase Reports Third Quarter Fiscal 2021 Results

  Revenue and orders continue to be significantly impacted by COVID-19 pandemic
  Actions to reduce fixed costs and discretionary spending provided significant savings versus the prior year
  Liquidity position remains very strong at $652 million

GRAND RAPIDS, Mich., Dec. 17, 2020 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE: SCS) today reported third quarter revenue of $617.5 million and net income of $2.1 million, or diluted earnings of $0.02 per share, which included $11.4 million of pre-tax restructuring costs related to previously announced workforce reductions. Excluding those charges, net of related income tax benefits, adjusted earnings were $0.08 per share. The results also reflected a delay of approximately $60 million of revenue to the fourth quarter due to a temporary global operations shutdown implemented to protect the company’s systems during a cyberattack. In the prior year, Steelcase reported $955.2 million of revenue and net income of $54.9 million, or diluted earnings of $0.46 per share.

Revenue decreased 35 percent in the third quarter compared to the prior year, with approximately 6 percent attributable to the shipment delays associated with the temporary operations shutdown. All segments were impacted by the prolonged economic uncertainty and delay in return-to-the-office plans across the world. The revenue decrease included a decline of 40 percent in the Americas, 15 percent in EMEA and 40 percent in the Other category. On an organic basis, EMEA revenue declined by 20 percent and the Other category revenue declined by 29 percent. The company estimates third quarter revenue was negatively impacted by shipment delays of approximately $50 million in the Americas and approximately $10 million in EMEA due to the temporary operations shutdown. Third quarter revenue in EMEA benefited from $17 million of shipments for a project in the education sector that was in the order backlog at the beginning of the quarter.

Orders (adjusted for the impact of the PolyVision divestiture and currency translation effects) declined 39 percent in the third quarter compared to the prior year, driven by broad-based declines across all segments and most major markets. The Americas declined 42 percent compared to the prior year, reflecting a modest sequential decline in average weekly order levels from the second quarter, compared to a historical seasonal strengthening of order patterns. EMEA declined 29 percent compared to the prior year, with broad-based declines across all markets. The Other category declined 36 percent compared to the prior year and included a decline of 40 percent in China, which had grown 32 percent in the third quarter of fiscal 2020 compared to the prior year.

Revenue and order decline by segment
Q3 2021 vs. Q3 2020
	Revenue Decline	Organic Revenue Decline	Organic Order Decline

Americas	40%	40%	42%
EMEA	15%	20%	29%
Other category	40%	29%	36%
Steelcase Inc.	35%	35%	39%

"I'm proud of the dedication and agility of our employees, who helped us deliver a profit this quarter despite the challenges our business faced from the second wave of COVID cases and the temporary shutdown of our operations in response to the cyberattack," said Jim Keane, president and CEO. "We maintained our aggressive cost controls given the current environment, while staying focused on meeting customer needs."

Break-even operating income in the third quarter included $11.4 million of restructuring costs related to the previously announced workforce reductions. Adjusted operating income of $11.4 million represented a decrease of $63.7 million compared to operating income of $75.1 million in the prior year. The decrease was driven by lower revenue across all segments, partially offset by approximately $92 million of savings from cost reduction actions, which included reduced discretionary spending and lower employee costs, and lower variable compensation expense. The Americas reported operating income of $13.8 million, and adjusted operating income of $25.2 million, compared to operating income of $74.7 million in the prior year. EMEA reported an operating loss of $3.7 million compared to operating income of $6.3 million in the prior year. The Other category reported an operating loss of $2.2 million compared to operating income of $3.3 million in the prior year, which included $1.2 million from PolyVision.

“The EMEA operating loss this quarter was largely attributable to the delayed revenue and incremental costs to recover from the temporary operational shutdown,” said Dave Sylvester, senior vice president and CFO. “In Asia Pacific, although our third quarter orders weren’t as strong as the second quarter, our backlog going into the fourth quarter is on par with the prior year, and our pipeline continues to reflect year-over-year growth."

Gross margin of 28.8 percent in the third quarter represented a 430 basis point decline compared to the prior year, with a 40 basis point decline attributable to restructuring costs. The remaining decline was driven by the impact of the lower revenue, and higher labor and freight costs due to the temporary operations shutdown, partially offset by lower variable compensation expense and lower overhead costs.

Operating expenses of $168.8 million in the third quarter represented a decrease of $72.2 million compared to the prior year. The decrease was primarily driven by an approximately $29 million reduction in discretionary spending, $25.5 million of lower variable compensation expense and approximately $12 million of lower wage and benefit expenses as a result of workforce reductions.

The company recorded $11.4 million of restructuring costs in the third quarter related to the actions, which was in addition to $15.6 million of restructuring costs recorded in the second quarter. These restructuring costs related to previously announced workforce reductions, which the company estimates will result in savings of approximately $10 million per quarter. The company also restored most of its salaried workers to their full base pay at the beginning of the third quarter, which resulted in approximately $20 million of additional costs in the third quarter as compared to the second quarter.

Investment income of $0.2 million in the third quarter represented a decrease of $1.1 million compared to the prior year due to lower market interest rates. Other income, net decreased by $1.9 million compared to the prior year, due primarily to lower income from unconsolidated affiliates.

The company recorded an income tax benefit of $6.3 million in the third quarter, which was primarily driven by benefits available under the U.S. Coronavirus Aid, Relief, and Economic Security Act. In the prior year, income tax expense was $18.9 million and represented an effective tax rate of approximately 26 percent.

Total liquidity, comprised of cash, cash equivalents and the cash surrender value of company-owned life insurance, aggregated to $652.1 million. Total debt was $482.8 million at the end of the third quarter. There were no borrowings under the company's $250 million global credit facility during the quarter, and there are currently no restrictions on the company's ability to borrow under the facility.

The Board of Directors has declared a quarterly cash dividend of $0.10 per share, to be paid on or before January 11, 2021, to shareholders of record as of December 28, 2020.

Outlook

At the end of the third quarter, the company’s backlog of customer orders was $545 million, or 15 percent lower than the prior year and includes approximately $60 million of delayed shipments from the third quarter. Going into the fourth quarter, average weekly order levels during the first two weeks of December remained similar to the third quarter. As a result, the company expects fourth quarter fiscal 2021 revenue to be approximately $650 million. The company reported revenue of $946.2 million in the fourth quarter of fiscal 2020. Adjusted for $48.4 million associated with an extra week of shipments in the fourth quarter of fiscal 2020, the divestiture of PolyVision and currency translation effects, the projected revenue translates to an expected organic decline of 28 percent compared to the fourth quarter of fiscal 2020.

The company expects diluted earnings per share for the fourth quarter of fiscal 2021 to be approximately breakeven. The estimate includes: (1) projected operating expenses of between $180 million to $185 million, and (2) projected interest expense, net of investment income and other income, net, of approximately $5 million. Steelcase reported diluted earnings per share of $0.55, and adjusted earnings per share of $0.39, in the fourth quarter of fiscal 2020.

“With the early stages of vaccine deployment beginning, some customers are reactivating idled project opportunities so they will be ready to return to their offices next year," said Jim Keane. “We are continuing to invest in new products designed to help customers make their offices safe, flexible, productive and inspiring.”

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	November 27, 2020	November 22, 2019	% Change	November 27, 2020	November 22, 2019	% Change

Revenue
Americas (1)	$416.4	$690.9	(39.7)%	$1,381.5	$2,006.7	(31.2)%
EMEA (2)	143.3	168.4	(14.9)%	368.7	483.9	(23.8)%
Other (3)	57.8	95.9	(39.7)%	168.9	286.9	(41.1)%
Consolidated revenue	$617.5	$955.2	(35.4)%	$1,919.1	$2,777.5	(30.9)%

Operating income (loss)
Americas	$13.8	$74.7	$84.9	$197.4
EMEA	(3.7)	6.3	(31.8)	1.6
Other	(2.2)	3.3	(2.7)	14.5
Corporate (4)	(7.9)	(9.2)	(14.1)	(25.5)
Consolidated operating income	$—	$75.1	$36.3	$188.0

Operating income percent	—%	7.9%	1.9%	6.8%

Revenue mix
Americas	67.4%	72.3%	72.0%	72.2%
EMEA	23.2%	17.6%	19.2%	17.4%
Other	9.4%	10.1%	8.8%	10.4%

Business Segment Footnotes

  The Americas segment serves customers in the U.S., Canada, the Caribbean Islands and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Smith System, AMQ and Orangebox brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase, Orangebox and Coalesse brands, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific and Designtex. In 2020, the Other category also included PolyVision, which was sold in February 2020.
  Corporate costs include unallocated portions of shared service functions, such as information technology, corporate facilities, finance, human resources, research, legal and customer aviation, plus deferred compensation expense and income or losses associated with company-owned life insurance.

QUARTER OVER QUARTER ORGANIC REVENUE DECLINE BY SEGMENT
Q3 2021 vs. Q3 2020
	Steelcase Inc.	Americas	EMEA	Other category

Q3 2020 revenue	$955.2	$690.9	$168.4	$95.9
Divestiture	(14.9)	—	—	(14.9)
Currency translation effects*	11.0	0.2	10.2	0.6
Q3 2020 revenue, adjusted	951.3	691.1	178.6	81.6

Q3 2021 revenue	617.5	416.4	143.3	57.8
Organic decline $	$(333.8)	$(274.7)	$(35.3)	$(23.8)
Organic decline %	(35)%	(40)%	(20)%	(29)%

* Currency translation effects represent the estimated net effect of translating Q3 2020 foreign currency revenues using the average exchange rates during Q3 2021.

PROJECTED ORGANIC REVENUE DECLINE
Q4 2021 vs. Q4 2020
	Steelcase Inc.

Q4 2020 revenue			$946.2
Divestiture			(13.3)
Currency translation effects*			15.8
Impact of additional week			(48.4)
Q4 2020 revenue, adjusted			$900.3

Q4 2021 revenue, projected	$	~	650
Organic decline $		~	(250)
Organic decline %		~	(28)%

* Currency translation effects represent the estimated net effect of translating Q4 2020 foreign currency revenues using the exchange rates at the end of Q3 2021.

ADJUSTED EARNINGS PER SHARE

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 27, 2020	November 22, 2019	November 27, 2020	November 22, 2019
Diluted earnings per share	$0.02	$0.46	$0.17	$1.11
Goodwill impairment charge, per share	—	—	0.15	—
Restructuring costs, per share	0.10	—	0.23	—
Income tax effect of restructuring costs, per share	(0.04)	—	(0.09)	—
Adjusted earnings per share	$0.08	$0.46	$0.46	$1.11

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 27, 2020		November 22, 2019		November 27, 2020		November 22, 2019
Revenue	$617.5	100.0%	$955.2	100.0%	$1,919.1	100.0%	$2,777.5	100.0%
Cost of sales	437.3	70.9	639.1	66.9	1,339.7	69.8	1,869.5	67.3
Restructuring costs	2.3	0.3	—	—	9.2	0.5	—	—
Gross profit	177.9	28.8	316.1	33.1	570.2	29.7	908.0	32.7
Operating expenses	168.8	27.3	241.0	25.2	498.5	26.0	720.0	25.9
Goodwill impairment charge	—	—	—	—	17.6	0.9	—	—
Restructuring costs	9.1	1.5	—	—	17.8	0.9	—	—
Operating income	$—	—%	$75.1	7.9%	$36.3	1.9%	$188.0	6.8%
Interest expense	(6.6)	(1.1)	(6.7)	(0.7)	(20.7)	(1.2)	(20.1)	(0.7)
Investment income	0.2	—	1.3	0.1	1.2	0.1	3.8	0.1
Other income, net	2.2	0.4	4.1	0.4	7.0	0.4	8.3	0.3
Income (loss) before income tax expense (benefit)	(4.2)	(0.7)	73.8	7.7	23.8	1.2	180.0	6.5
Income tax expense (benefit)	(6.3)	(1.0)	18.9	2.0	4.3	0.2	46.8	1.7
Net income	$2.1	0.3%	$54.9	5.7%	$19.5	1.0%	$133.2	4.8%

Operating income	$—	—%	$75.1	7.9%	$36.3	1.9%	$188.0	6.8%
Add: goodwill impairment charge	—	—	—	—	17.6	0.9	—	—
Add: restructuring costs	11.4	1.8	—	—	27.0	1.4	—	—
Adjusted operating income	$11.4	1.8%	$75.1	7.9%	$80.9	4.2%	$188.0	6.8%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 27, 2020		November 22, 2019		November 27, 2020		November 22, 2019
Revenue	$416.4	100.0%	$690.9	100.0%	$1,381.5	100.0%	$2,006.7	100.0%
Cost of sales	290.4	69.7	459.3	66.5	950.8	68.8	1,339.0	66.7
Restructuring costs	2.3	0.6	—	—	9.2	0.7	—	—
Gross profit	123.7	29.7	231.6	33.5	421.5	30.5	667.7	33.3
Operating expenses	100.8	24.2	156.9	22.7	318.8	23.1	470.3	23.5
Goodwill impairment charge	—	—	—	—	—	—	—	—
Restructuring costs	9.1	2.2	—	—	17.8	1.3	—	—
Operating income	$13.8	3.3%	$74.7	10.8%	$84.9	6.1%	$197.4	9.8%
Add: goodwill impairment charge	—	—	—	—	—	—	—	—
Add: restructuring costs	11.4	2.8	—	—	27.0	2.0	—	—
Adjusted operating income	$25.2	6.1%	$74.7	10.8%	$111.9	8.1%	$197.4	9.8%

EMEA
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 27, 2020		November 22, 2019		November 27, 2020		November 22, 2019
Revenue	$143.3	100.0%	$168.4	100.0%	$368.7	100.0%	$483.9	100.0%
Cost of sales	107.7	75.2	116.7	69.3	276.4	75.0	345.0	71.3
Restructuring costs	—	—	—	—	—	—	—	—
Gross profit	35.6	24.8	51.7	30.7	92.3	25.0	138.9	28.7
Operating expenses	39.3	27.4	45.4	27.0	106.5	28.8	137.3	28.4
Goodwill impairment charge	—	—	—	—	17.6	4.8	—	—
Restructuring costs	—	—	—	—	—	—	—	—
Operating income (loss)	$(3.7)	(2.6)%	$6.3	3.7%	$(31.8)	(8.6)%	$1.6	0.3%
Add: goodwill impairment charge	—	—	—	—	17.6	4.8	—	—
Add: restructuring costs	—	—	—	—	—	—	—	—
Adjusted operating income (loss)	$(3.7)	(2.6)%	$6.3	3.7%	$(14.2)	(3.8)%	$1.6	0.3%

Other category
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 27, 2020		November 22, 2019		November 27, 2020		November 22, 2019
Revenue	$57.8	100.0%	$95.9	100.0%	$168.9	100.0%	$286.9	100.0%
Cost of sales	39.2	67.8	63.1	65.8	112.5	66.6	185.5	64.7
Restructuring costs	—	—	—	—	—	—	—	—
Gross profit	18.6	32.2	32.8	34.2	56.4	33.4	101.4	35.3
Operating expenses	20.8	36.0	29.5	30.8	59.1	35.0	86.9	30.2
Goodwill impairment charge	—	—	—	—	—	—	—	—
Restructuring costs	—	—	—	—	—	—	—	—
Operating income (loss)	$(2.2)	(3.8)%	$3.3	3.4%	$(2.7)	(1.6)%	$14.5	5.1%
Add: goodwill impairment charge	—	—	—	—	—	—	—	—
Add: restructuring costs	—	—	—	—	—	—	—	—
Adjusted operating income (loss)	$(2.2)	(3.8)%	$3.3	3.4%	$(2.7)	(1.6)%	$14.5	5.1%

Corporate
	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 27, 2020	November 22, 2019	November 27, 2020	November 22, 2019
Operating loss	$(7.9)	$(9.2)	$(14.1)	$(25.5)
Add: goodwill impairment charge	—	—	—	—
Add: restructuring costs	—	—	—	—
Adjusted operating loss	$(7.9)	$(9.2)	$(14.1)	$(25.5)

Webcast
Steelcase will discuss third quarter results and business outlook on a conference call at 8:30 a.m. Eastern time tomorrow.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP financial measures used within this earnings release are: (1) adjusted earnings per share, which represents earnings per share excluding goodwill impairment charges, restructuring costs and related tax benefits; (2) organic revenue decline, which represents the change in revenue excluding the impacts of acquisitions and divestitures and estimated currency translation effects; and (3) adjusted operating income (loss), which represents operating income (loss) excluding goodwill impairment charges and restructuring costs. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements
From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, the company. Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," "targets," or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; the COVID-19 pandemic and the actions taken by various governments and third parties to combat the pandemic; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.
For over 108 years, Steelcase Inc. has helped create great experiences for the world's leading organizations, across industries. We demonstrate this through our family of brands - including Steelcase®, Coalesse®, Designtex®, Turnstone®, Smith System®, Orangebox® and AMQ®. Together, they offer a comprehensive portfolio of architecture, furniture and technology products and services designed to unlock human promise and support social, economic and environmental sustainability. We are globally accessible through a network of channels, including approximately 800 Steelcase dealer locations. Steelcase is a global, industry-leading and publicly traded company with fiscal 2020 revenue of $3.7 billion.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 27, 2020	November 22, 2019	November 27, 2020	November 22, 2019
Revenue	$617.5	$955.2	$1,919.1	$2,777.5
Cost of sales	437.3	639.1	1,339.7	1,869.5
Restructuring costs	2.3	—	9.2	—
Gross profit	177.9	316.1	570.2	908.0
Operating expenses	168.8	241.0	498.5	720.0
Goodwill impairment charge	—	—	17.6	—
Restructuring costs	9.1	—	17.8	—
Operating income	—	75.1	36.3	188.0
Interest expense	(6.6)	(6.7)	(20.7)	(20.1)
Investment income	0.2	1.3	1.2	3.8
Other income, net	2.2	4.1	7.0	8.3
Income (loss) before income tax expense (benefit)	(4.2)	73.8	23.8	180.0
Income tax expense (benefit)	(6.3)	18.9	4.3	46.8
Net income	$2.1	$54.9	$19.5	$133.2

Earnings per share:
Basic	$0.02	$0.46	$0.17	$1.11
Diluted	$0.02	$0.46	$0.17	$1.11
Weighted average shares outstanding - basic	117.7	119.5	117.4	119.6
Weighted average shares outstanding - diluted	118.0	120.1	117.7	120.1

Dividends declared and paid per common share	$0.100	$0.145	$0.270	$0.435

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	November 27, 2020	February 28, 2020
ASSETS
Current assets:
Cash and cash equivalents	$484.4	$541.0
Accounts receivable	283.6	381.8
Allowance for doubtful accounts	(9.3)	(9.4)
Inventories	235.0	215.0
Prepaid expenses	19.3	21.6
Other current assets	71.8	38.8
Total current assets	1,084.8	1,188.8

Property, plant and equipment, net of accumulated depreciation of $1,040.2 and $977.7	415.3	426.3
Company-owned life insurance ("COLI")	167.7	160.0
Deferred income taxes	110.9	124.6
Goodwill	215.3	233.6
Other intangible assets, net of accumulated amortization of $68.8 and $56.7	91.3	102.9
Investments in unconsolidated affiliates	55.4	52.3
Right-of-use operating lease assets	213.1	237.9
Other assets	31.5	39.0
Total assets	$2,385.3	$2,565.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200.8	$244.3
Short-term borrowings and current portion of long-term debt	2.6	2.9
Current operating lease obligations	41.9	43.1
Accrued expenses:
Employee compensation	95.2	191.7
Employee benefit plan obligations	24.0	44.7
Accrued promotions	30.4	35.3
Customer deposits	59.9	28.6
Other	114.2	100.3
Total current liabilities	569.0	690.9

Long-term liabilities:
Long-term debt less current maturities	480.2	481.4
Employee benefit plan obligations	147.9	148.3
Long-term operating lease obligations	191.4	214.0
Other long-term liabilities	49.0	60.4
Total long-term liabilities	868.5	904.1
Total liabilities	1,437.5	1,595.0

Shareholders’ equity:
Additional paid-in capital	3.5	28.4
Accumulated other comprehensive income (loss)	(48.8)	(69.3)
Retained earnings	993.1	1,011.3
Total shareholders’ equity	947.8	970.4
Total liabilities and shareholders’ equity	$2,385.3	$2,565.4

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Nine Months Ended
	November 27, 2020	November 22, 2019
OPERATING ACTIVITIES
Net income	$19.5	$133.2
Depreciation and amortization	64.1	62.9
Goodwill impairment charge	17.6	—
Restructuring costs	27.0	—
Deferred income taxes	17.9	13.9
Non-cash stock compensation	11.9	14.3
Equity in income of unconsolidated affiliates	(6.7)	(9.9)
Dividends received from unconsolidated affiliates	5.2	8.8
Other	(12.4)	(3.6)
Changes in operating assets and liabilities:
Accounts receivable	105.2	(60.8)
Inventories	(16.4)	(25.2)
Other assets	(22.9)	12.1
Accounts payable	(47.0)	41.6
Employee compensation liabilities	(130.5)	(8.8)
Employee benefit obligations	(25.2)	(5.7)
Customer deposits	30.4	6.2
Accrued expenses and other liabilities	(0.5)	39.8
Net cash provided by operating activities	37.2	218.8

INVESTING ACTIVITIES
Capital expenditures	(32.1)	(49.1)
Proceeds from disposal of fixed assets	7.3	1.0
Other	7.0	2.0
Net cash used in investing activities	(17.8)	(46.1)

FINANCING ACTIVITIES
Dividends paid	(31.8)	(51.9)
Common stock repurchases	(42.7)	(8.7)
Borrowings on lines of credit	250.0	—
Repayments on lines of credit	(250.0)	—
Other	(2.1)	(3.5)
Net cash used in financing activities	(76.6)	(64.1)
Effect of exchange rate changes on cash and cash equivalents	1.8	(0.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	(55.4)	107.8
Cash and cash equivalents and restricted cash, beginning of period[1]	547.1	264.8
Cash and cash equivalents and restricted cash, end of period[2]	$491.7	$372.6

(1)   These amounts include restricted cash of $6.1 and $3.5 as of February 28, 2020 and February 22, 2019, respectively.
(2)   These amounts include restricted cash of $7.3 and $4.9 as of November 27, 2020 and November 22, 2019, respectively.

Restricted cash primarily represents funds held in escrow for potential future workers’ compensation and product liability claims.  Restricted cash is included as part of Other assets in the Condensed Consolidated Balance Sheets.

CONTACT:	Investor Contact:
Michael O'Meara
Investor Relations
(616) 246 - 4251

Media Contact:
Katie Woodruff
Corporate Communications
(616) 915 - 8505